SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

                Date of Report (Date of earliest event reported)
                                  April 9, 2008

                          STURM, RUGER & COMPANY, INC.
             (Exact Name of Registrant as Specified in its Charter)

         DELAWARE                     001-10435                 06-0633559
(State or Other Jurisdiction   (Commission File Number)       (IRS Employer
     of Incorporation)                                    Identification Number)

     ONE LACEY PLACE, SOUTHPORT, CONNECTICUT                 06890
     (Address of Principal Executive Offices)              (Zip Code)

        Registrant's telephone number, including area code (203) 259-7843

      Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

      |_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

      |_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

      |_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d 2(b))

      |_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01   Other Events

      On April 9, 2008, Sturm, Ruger & Company, Inc. issued a press release in which it announced that it has determined that Ruger SR9 pistols manufactured between October 2007 and April 2008 can, under certain conditions, fire if dropped with their manual safeties in the "off" or "fire" position and a round in the chamber. Ruger is finalizing the design of a new trigger group which prevents firing when dropped and would like to retrofit at no charge all Ruger SR9 pistols with serial number prefix "330" (330-xxxxx). A copy of the press release is set forth in the attached Exhibit 99.1.

Item 9.01   Financial Statements and Exhibits

Exhibit No. Description

99.1 Press release of Sturm, Ruger & Company, Inc. dated April 9, 2008 announcing that it has determined that Ruger SR9 pistols manufactured between October 2007 and April 2008 can, under certain conditions, fire if dropped with their manual safeties in the "off" or "fire" position and a round in the chamber. Ruger is finalizing the design of a new trigger group which prevents firing when dropped and would like to retrofit at no charge all Ruger SR9 pistols with serial number prefix "330" (330-xxxxx).

                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        STURM, RUGER & COMPANY, INC.


                                        By: /s/ THOMAS A. DINEEN
                                            ------------------------------------
                                            Name:  Thomas A. Dineen
                                            Title: Principal Financial Officer,
                                                   Vice President, Treasurer and
                                                   Chief Financial Officer

Dated:  April 9, 2008


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